Exhibit 5

SHARE PURCHASE AGREEMENT

        This Share Purchase Agreement is made and entered into effective as of March 3, 2004 by and among BVR Systems (1998) Ltd. (“BVR”), a company organized under the laws of the State of Israel, with offices at 16 Hamelacha Street, Rosh Ha’ayin, Israel, and the purchasers as listed in Schedule A (each a “Purchaser” and together the “Purchasers”).

WHEREAS	The Purchasers desire to acquire Shares in BVR, and BVR wishes to issue and sell to the Purchasers shares in BVR on the terms as set forth herein.

Accordingly, in consideration of the covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.	Agreement to Purchase and Sell

Subject to and in accordance with the terms and conditions of this Agreement, BVR shall issue, and the Purchasers shall purchase Ordinary Shares of BVR, nominal value NIS 1.00 each, at a price per share of $0.18 (eighteen cents). Each Purchaser shall purchase such number of shares as detailed opposite such Purchaser’s name on Schedule A and pay the applicable purchase price as detailed therein (the “Purchase Price”).

2.	Closing

2.1	Closing Date. The Closing of the transaction contemplated hereby (the "Closing") shall take place on March ___, 2004 at 14:00 o'clock, at the offices of Yigal Arnon & Co., 1 Azrieli Center, Round Building, 46th Floor, Tel Aviv, Israel.

2.2	Transfer of Funds and Issuance of Certificates. At the Closing, each Purchaser shall transfer to BVR the Purchase Price, by wire transfer into the account of BVR, Bank Hapoalim, Branch 615, Account #330330.

2.3	BVR hereby agrees, undertakes and covenants that it shall promptly after the Closing, but in no event later than within 15 days thereafter, (i) record such issuance of the Shares in the name of the Purchasers on the records of BVR; and (ii) issue the Share Certificates and deliver it to the Purchasers.

3.	Representations and Warranties of BVR.

BVR hereby represents and warrants to the Purchasers as follows:

3.1	Organization; Power; etc.

(a)	BVR is a company duly organized and validly existing under the laws of the State of Israel.

(b)	BVR has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by BVR of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions of BVR. Following the execution of this Agreement, this Agreement will constitute a valid and binding obligation of BVR, enforceable in accordance with its terms. Except for the approvals of the Office of the Chief Scientist and the Investment Center no consent or other approval is necessary for the consummation of the transactions contemplated hereby or the implementation thereof.

3.2	Capitalization. The authorized capitalization of BVR on the date of the Closing shall be 200,000,000 New Israeli Shekel divided to 200,000,000 Ordinary Shares, par value NIS 1.00 each. 10,660,874 Ordinary Shares are outstanding on the date hereof. All of the outstanding Ordinary Shares have been validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof.

3.3	Title of Shares. Each of the Shares of BVR which will be issued to the Purchasers according to this Agreement, will be duly authorized, validly issued, fully paid, and non assessable, and free and clear of liens, security interests, pledges, charges, claims, encumbrances, pre-emptive rights or any other third party rights.

4.	Representations and Warranties of the Purchasers.

Each of the Purchasers, severally as to itself and not jointly, hereby represents and warrants to BVR as follows:

4.1	Organizations; Power.

(a)	Each of the corporate Purchasers is a duly organized, validly existing and in good standing under the laws of their state of incorporation.

(b)	Each of the Purchasers has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Following the execution of this Agreement, this Agreement will constitute a valid and binding obligation of the Purchasers, enforceable in accordance with its terms. No consent or other approval is necessary for the consummation of the transaction contemplated hereby or the implementation thereof. The performance by the Purchasers of their obligations under this Agreement will not constitute, or result in, a breach of any undertaking of the Purchasers.

4.2	Purchase for Investment. The Purchasers are acquiring all of the Shares to be acquired by it hereunder for their own account for investment and without a view to the distribution or resale of such Shares, it being understood that this Section 4.2 shall not prevent the Purchasers from selling or otherwise disposing of any of the Shares in any transaction which does not violate the Securities Act of 1933, as amended (the “1933 Act”).

4.3	U.S. Federal Securities Laws. None of the Shares acquired hereunder may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “sale”), except in compliance with (i) United States Federal Securities laws (which generally provide for a 12 month waiting period before resale of restricted securities), (ii) state blue sky laws.

4.4	Legend on Shares. Each certificate representing the Shares shall be stamped or otherwise imprinted on its face with a legend in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Securities Act”) and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (1) an effective Registration Statement under the securities act, (2) to the extent applicable, an exemption pursuant to Rule 144 under Securities Act (or similar rule under the Securities Act relating to the disposition of securities) or (3) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel for issuer, that an exemption from registration under the Securities Act is available. The Shares have been acquired for investment and may not be sold, transferred or otherwise disposed of except in compliance with the Securities Act.”

5.	Registration Rights.

5.1.	Definitions. As used in this Agreement, the term (A) “Registrable Securities” means (i) the Ordinary Shares of the Company issued hereunder (the “Shares”); and (ii) any securities issued or issuable with respect to shares acquired or exercised by the Purchasers by way of bonus shares, share splits or share conversions on account of the Shares; the term “Securities Act” means the U.S. Securities Act of 1933, as amended; the term “registration” means registration under the Securities Act; and the term “Commission” means the U.S. Securities and Exchange Commission; and (B) “Underwritten Offering” means a registration in connection with which securities are sold to an underwriter for re-offering to the public pursuant to an effective Registration Statement.

5.2.	Registrable Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been effectively registered under the Securities Act and/or any other applicable securities law, although they will again become Registrable Securities if later deregistered.

5.3.	Demand Registration. Immediately after the Closing of the Stock Purchase Agreement, the Purchaser(s) holding a majority of the Shares may on one instance request that BVR shall file a registration statement (the “Registration Statement’) registering the Registrable Securities and will endeavor to have such Registration Statement declared effective by the Commission as soon as practicable thereafter. BVR agrees to use its best efforts to keep the Registration Statement continuously effective for a period of at least one hundred and eighty (180) days following the date on which the Registration Statement is initially declared effective or such shorter period as will terminate when all of the shares covered by the Registration Statement have been sold pursuant to the Registration Statement. BVR further agrees, if necessary, to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by BVR for such Registration Statement or by the Securities Act or by any other rules and regulations there under for shelf registration.

No Purchaser may participate in any Underwritten Offering hereunder unless such Purchaser (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements entered into in connection therewith and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such agreements.

5.4.	Right to Piggyback. Whenever BVR proposes to register any of its securities under the Securities Act (other than pursuant to a registration primarily for sales of shares or options to employees of BVR), and the registration form to be used is suitable for the registration of the Registrable Securities (a “Piggyback Registration”) (it being understood that Form S-8 and Form F-4 may not be used for such purposes), BVR will give written notice to the holders of Registrable Securities of its intention to effect such a registration and, subject to the priority provisions of Section 5.5 below, will include in such registration all the Registrable Securities with respect to which BVR has received written requests for inclusions therein within 30 days after BVR gives such notice. Such notice shall be delivered to the holders of Registrable Securities at least thirty (30) days prior to the initial filing of a Registration Statement with the Commission.

5.5.	Priority on Primary Registrations. If a Piggyback Registration is an underwritten offering of BVR’ Securities (“BVR’ Securities”) and the managing underwriters advise BVR in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting such underwriters’ ability to effect an orderly distribution of such securities, BVR will include in such registration: (i) BVR’ Securities; (ii) the number of Registrable Securities and unregistered securities held by other shareholders of BVR (“Unregistered Securities”) requested to be included that, in the opinion of such underwriters, can be sold pro rata, among the holders of such securities on the basis of the number of Registrable Securities or Unregistered Securities then owned by each such holder.

5.6.	Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, BVR will use its best efforts to effect the registration with the proper authorities in the United States and Israel and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and to list such shares on the stock exchange on which BVR’ shares are then trading. In connection therewith, BVR will make available for inspection by any seller of Registrable Securities, and any attorney, accountant, or any other agent retained by such seller, all pertinent financial and other records, other pertinent corporate documents of BVR, and cause BVR’ respective officers, directors, and employees to supply all information reasonably requested by such seller, attorney, accountant, or agent in connection with such Registration Statement.

5.7	Registration Expenses. BVR shall be responsible for all registration expenses incurred in connection with the transactions described in Sections 5.3 and 5.4. Registration expenses include all expenses incident to BVR’ performance of or compliance with this Agreement, including without limitation expenses incurred in connection with the preparation of a prospectus. Notwithstanding the foregoing, however, all underwriters’ discounts and commissions in respect of the sale of Registrable Securities shall be paid by the sellers, pro rata in accordance with the number of shares sold in the offering, and the sellers shall bear the expense of their legal counsel, if separate from BVR’ legal counsel.

5.8	Indemnity

5.8.1	BVR Indemnity. BVR hereby agrees to indemnify and hold harmless the Purchasers, and their directors, officers, employees, agents and controlling persons (each, an “Indemnified Person”) (within the meaning of section 15 of the Securities Act or Section 20(a) of the Exchange Act), from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees and disbursements) asserted against or incurred by any such Indemnified Person which shall be caused by any untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities, including any amendment or supplement thereto, or shall be caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities and expenses shall be caused by any untrue statement or omission based upon information furnished in writing to BVR by the Purchasers or on the Purchaser’s behalf for use therein.

5.8.2	Purchasers Indemnity. Each of the Purchasers participating in registration hereunder will indemnify and hold harmless BVR, any underwriter of BVR and each person, if any, who controls BVR or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder’s consent) to which BVR, any such underwriter or any such controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue statement of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented, or (ii) the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Purchaser will reimburse BVR, any such underwriter and each such controlling person of BVR or any such underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to BVR specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by BVR for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information related to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of prospectus; provided, however, that the indemnity agreement contained in this Section 5.8.2 shall not apply to amounts paid in settlement of any losses if such settlement is effected without the prior written consent of such Purchaser. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation. .

6.	Miscellaneous.

6.1	Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

6.2	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto, except for assignments by the Purchasers to their wholly-owned subsidiaries.

6.3	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

6.4	Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

6.5	No Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under the Agreement will not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

6.6	No Broker. Each of the Parties represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker or other firm or person, is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with this Agreement.

6.7	Notices. Any notice, request, instruction or other document (each, a “notice”) to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally, faxed or sent by registered or certified mail, postage prepaid,

If to BVR to:

16 Hamelacha Street

Rosh Ha’ayin, Israel

Fax number: 972-3-9008040

With a copy to:

Yigal Arnon & Co.,

1 Azrieli Center, Tel Aviv

Fax number: 972-3-6087713

Attention – Orly Tsioni, Adv.

If to any of the Purchasers in accordance with the address as set forth opposite each Purchasers name in Schedule A.

6.8	Governing Law.

The Laws of the State of Israel shall govern the validity, performance and enforcement of this Agreement. The parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Tel-Aviv in respect of any dispute or matter arising out of or connected with this Agreement.

        WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

BVR SYSTEMS (1998) LTD. By:_______________ Title:_______________ Name:_______________

SCHEDULE A

Name of Purchaser & Address	Number of Shares	Purchase Price	Signature

CHUN Holdings Ltd.	33,333,333	$6,000,000